[COMPANY LOGO]                                        ITT Corporation, Inc.
                                                      4 West Red Oak Lane
                                                      White Plains, NY 10604
                                                      tel 914 641 2000
                                                      fax 914 696 2977

Press Release

FOR IMMEDIATE RELEASE


Andy Hilton
+1-914-641-2160
andy.hilton@itt.com


      ITT forecasts strong 2008, expects another year of double-digit earnings growth from continuing operations

      o Full-year 2008 earnings, excluding special items, estimated to be $3.95 to $4.10 per share
      o Total revenues expected to grow to $9.5 billion to $9.7 billion in 2008, buoyed by balanced organic growth and the International Motion Control acquisition

WHITE PLAINS, N.Y., November 13, 2007 - ITT Corporation (NYSE: ITT) today announced its full-year 2008 earnings forecast in the range of $3.95 to $4.10 per share, excluding special items, reflecting anticipated 12 to 17 percent earnings growth compared to the midpoint of ITT's 2007 full-year guidance. The company expects top-line revenue to be $9.5 billion to $9.7 billion in 2008, approximately 10 percent higher than anticipated revenue for the current year. Revenue growth expectations include nearly eight percent organic growth and full-year revenues of the recently acquired International Motion Control (IMC), a global leader in the design and manufacture of motion and flow control components.

ITT reaffirmed its current year earnings guidance from continuing operations, excluding special items, of $3.50-$3.53 per share on projected revenue of $8.75 billion.

"We are expecting 2007 to finish strong and anticipate this year's performance will provide a springboard for another exciting year of growth and continued operational improvements for our company in 2008," said Steve Loranger, chairman, president and chief executive officer of ITT. "Our guidance reflects a high degree of confidence in our leadership team and the company's core businesses, which we believe are well-positioned for success over the long term."

Loranger added the company has been effective at positioning its portfolio - in terms of end markets and geographies served - to be able to balance a moderating U.S. economy and capitalize on strength in international markets.

2008 Segment Guidance
Defense Electronics & Services
ITT's Defense segment expects revenues to grow eight to nine percent to $4.35 billion to $4.40 billion in 2008, led by continued growth in the Advanced Engineering & Sciences and Systems businesses. Operating margins, excluding restructuring costs, are expected to be slightly higher than 2007 estimates. Operating margins for the segment are projected to be in the 12.7 to 12.9 percent range. ITT's 2008 guidance does not include the potential impact of the company's pending acquisition of EDO Corporation, which will be voted on by EDO shareholders on Dec. 18.

Fluid Technology
The Fluid Technology segment is expecting revenue growth of seven to eight percent in 2008 to $3.68 billion to $3.73 billion, and operating margin expansion of approximately 45 basis points. The segment's operating margin, excluding restructuring costs, is expected to be in the range of 13.9 to 14.2 percent. ITT's estimates account for a constraint of 20 basis points due to the unfavorable foreign currency impact of a weak U.S. dollar.

Motion & Flow Control
Top-line revenue in the Motion & Flow Control segment is expected to increase 18 to 22 percent to $1.53 billion to $1.58 billion in 2008, largely attributable to the integration of IMC into the group. The segment's operating margin, excluding restructuring costs, is expected to expand 50 basis points to 14.9 to 15.1 percent, after the amortization of intangibles related to the IMC acquisition.

Change in Reporting Presentation Planned
ITT has historically presented restructuring costs as a "special item" in its delivery of adjusted earnings per share (EPS) results to investors. Beginning in 2008, the company will discontinue this practice. Restructuring costs will no longer be treated as a special item and will be presented as part of ITT's total adjusted EPS figure.

"In a dynamic multi-industry business like ours, restructuring is a variable, but ongoing activity," said Denise Ramos, chief financial officer of ITT. "For this reason, we decided to no longer classify restructuring costs as a special or one-time item. We believe the revised presentation of adjusted EPS will provide investors with a more complete view of our overall performance and is consistent with the company's track record of transparent reporting of results."

To illustrate this change, ITT's 2008 adjusted earnings forecast is $3.80 to $3.95 per share from continuing operations including anticipated restructuring costs of $40 million. On a comparable basis, ITT's 2007 earnings are estimated to be $3.30 to $3.33 per share including expected restructuring costs of $55 million. This represents anticipated adjusted earnings growth of 15 to 19 percent in 2008 when compared to the 2007 guidance midpoint.

Analyst Event Today
ITT's senior management will host an investor event today beginning at 1:00 p.m. Eastern Standard Time in New York City to discuss the company's strategic objectives and review the outlook for 2008. The entire event can be monitored live via webcast at the following address on the company's Web site: www.itt.com/ir. A replay of the briefing will be available on the Internet for one year, until Nov. 13, 2008.

About ITT Corporation
ITT Corporation (www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in water and fluid transport, treatment and control technology. The company plays a vital role in international security with communications and electronics products; space surveillance and intelligence systems; and advanced engineering and services. It also serves a number of growing markets--including marine, transportation and aerospace--with a wide range of motion and flow control technologies. Headquartered in White Plains, N.Y., the company employs approximately 35,000 people and generated $7.8 billion in 2006 sales.

Safe Harbor Statement
Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 ("the Act"). These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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